UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2020

CHEE CORP. (Exact Name of Registrant as Specified in Charter)

Nevada	333-216868	32-0509577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1206 E. Warner Road, Suite 101-l, Gilbert, AZ 85296
 (Address of Principal Executive Offices) (Zip Code)

480-652-9800
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2020, Chee Corp., a Nevada corporation (the “Company”), entered into and closed a Membership Interest Purchase Agreement to purchase a One Hundred Percent (100%) membership interest in Klugman Family Holdings, LLC, an Arizona limited liability company (“KFH”), from its sole member (“Member”), who is also Chief Executive Officer and a Director of the Company. The aggregate purchase price paid by the Company is One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), with One Million and No/100 Dollars ($1,000,000.00) to be paid to Member out of the future revenues of the Company as revenues permit, and the balance of Five Hundred Thousand and No/100 Dollars ($500,000.00) to be paid first out of any future capital raise, and if there is no further capital raise then out revenues of the Company’s as revenues permit. In addition, the Company issued 10,945,250 shares of the restricted common stock of the Company. KFH is engaged in the business of acquiring, leasing, and managing real property, and is now a wholly-owned subsidiary of the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the transaction described in Item 1.01 above, the Company has acquired interests in commercial real property assets located in the State of Arizona area.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the transaction described in Item 1.01 above, the Company issued 10,945,250 shares of the restricted common stock of the Company to the Member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2020

Chee Corp., a Nevada corporation

By: /s/ Aaron Klusman
      Aaron Klusman
      Chief Executive Officer

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